UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2007

The Charles Schwab Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  1-9700

Delaware	94-3025021
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

120 Kearny Street, San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 636-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 12, 2007, at a meeting of the Board of Directors of CSC, the Board approved amendments to Sections 3.03 and 3.10 of the bylaws and restating the bylaws as the Fourth Restated Bylaws of CSC. The amendments to Section 3.03 change the voting standard for the election of directors from a plurality to a majority of votes cast in uncontested elections. A majority of votes cast means that the number of shares voted "for" a director's election exceeds 50% of votes cast with respect to that director's election, with "votes cast" excluding abstentions with respect to the director's election. In the event of a contested election, directors will be elected by the vote of a plurality of votes cast. The amendments to Section 3.10 add electronic mail or electronic messaging systems to the methods by which directors may be given notice of special meetings.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

3.1        Fourth Restated Bylaws of The Charles Schwab Corporation (As Amended December 12, 2007)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Charles Schwab Corporation

Date: December 18, 2007	By:	/s/ Joseph R. Martinetto
Joseph R. Martinetto
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-3.1	Fourth Restated Bylaws of The Charles Schwab Corporation (As Amended December 12, 2007)